Exhibit 10.18

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement is made among Ferrellgas, Inc. a Delaware Corporation (“Ferrellgas” or “Company”) and Dhiraj Cherian (“Employee”).

WHEREAS, the Employee has been employed by the Company as the Chief Financial Officer;

WHEREAS, the parties desire to mutually terminate their relationship; and

WHEREAS, in light of the Employee’s separation, the Company wishes to provide the Employee with certain payments in exchange for the entry into and non-revocation of this Agreement.

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee and the Company, the Parties agree as follows:

1.Separation from Employment.  The Employee’s separation of employment with the Company will be effective December 1, 2021, which shall also constitute the Employee’s employment termination date (the “Separation Date”).  Effective as of the Separation Date, the Employee does hereby and herewith resign from any and all officer and director positions the Employee holds with the Company and with each of the Company’s Affiliates (including any committee thereof).

2.Severance Payments.  Subject to this Agreement becoming effective (as defined in paragraph 8(c) of this Agreement), the Company will provide the Employee the following:

(a)$131,250.00, less applicable withholdings and taxes (the “Severance Payment”), to be paid in a lump-sum within sixty (60) days after the Separation Date; provided that the Employee has returned a signed copy of this Agreement to the Company and has not revoked such Agreement during the revocation period that expires within such forty-five (45) day period; and

The Employee acknowledges that the Employee is not entitled to any Severance Payment but for the entry into this Agreement.

3.COBRA.  Ferrellgas agrees, on the eighth (8th) day after Employee signs this Agreement and Release, to reimburse Employee for three (3) months of COBRA continuation premium, provided Employee enrolls in COBRA in accordance with the prescribed enrollment procedures and due date for the continuance of medical benefits.  Employee must submit the COBRA premium payment to The Taben Group as outlined in the enrollment information.  In addition, Employee must make a copy of the checks submitted for the monthly payment and email a scanned copy to Ferrellgas, Attention Manager, Benefits, One Liberty Plaza, Liberty, MO 64068.  Ferrellgas will reimburse Employee for the monthly payment at a grossed-up amount equal to the monthly premium, after The Taben Group has received the premium and after Benefits has received a copy of the payment check.  If Employee fails to submit premium in a timely manner, Employee will lose the COBRA coverage.  COBRA information will be sent to Employee by The Taben Group.

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4.Release of Claims and Covenant Not to Sue.

(a)In exchange for the consideration received by the Employee herein, which such consideration the Employee was not entitled to but for the Employee’s entry into this Agreement, the Employee hereby releases, discharges and forever acquits the Company, its respective parent, Affiliates and subsidiaries, and each of their respective past, present and future shareholders, partners, directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, covenants not to sue or initiate any action, and hereby waives, any and all claims, damages, or causes of action of any kind related to the Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the Execution Date, including without limitation any alleged violation of:  (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) the Civil Rights Act of 1991, as amended; (iv) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) the Immigration Reform Control Act, as amended; (vii) the Americans with Disabilities Act of 1990, as amended; (viii) the National Labor Relations Act, as amended; (ix) the Occupational Safety and Health Act, as amended; (x) the Family and Medical Leave Act; (xi) Employment Relations and Collective Bargaining Act; (xii) Florida Civil Human Rights Act; (xiii) any federal, state or local anti-discrimination law, (xiv) any federal, state or local wage and hour, overage or payment law; (xv) any other local, state or federal law, regulation or ordinance in the United States of America and in any jurisdiction anywhere in the world; (xvi) any public policy, contract, tort, or common law claim; (xvii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; and (xviii) any and all claims the Employee may have arising as the result of any alleged breach of contract, compensation, incentive, bonus or commission plan or agreement with any Company Party (collectively, the “Released Claims”).

(b)The Employee agrees that the release set forth in this paragraph 3 shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.  The Employee understands that nothing in this Agreement precludes the Employee from filing any charge with the Equal Employment Opportunity Commission, the National Labor Relations Board or other governmental agency or from participating in any investigation, hearing, or proceeding of governmental agency.  However, the Employee does forever waive the Employee’s right to recover or receive any personal relief, monetary damages, attorneys’ fees, back pay, reinstatement or injunctive relief from the Company and/or Company Parties relating to any matter whatsoever up to the date of this Agreement.  The Employee further understand that this release does not extend to: (i) any rights or claims that arise after the Execution Date; (ii) any vested benefits; or (iii) any rights that cannot be waived by operation of law.

(c)The Employee represents that the Employee has received all leaves (paid and unpaid) that the Employee was owed by the Company Parties and that the Employee has received all salary, wages, bonuses, accrued vacation/paid time off, severance, stock options, and any and all other benefits and compensation that the Employee is and has

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been owed by the Company Parties as of the Execution Date (which such amount does not include the Severance Payment).

(d)The Employee hereby represents and warrants that the Employee has not filed or reported any claims or complaints in any forum and that (s)he has not assigned to any third party or filed with any agency or court any claim released by this paragraph 3.

(e)The Employee is not waiving any claim for workers’ compensation, although the Employee acknowledges (s)he has not sustained a work-related injury or illness and has no intent to file a claim against the Company as a result of any work-related injury or illness sustained in the course of the Employee’s employment with the Company.

5.Non-Disclosure of Agreement.  The Employee agrees to keep the terms of this Agreement completely confidential and not to disclose any information concerning the Agreement to anyone other than the Employee’s attorney, tax advisor and/or spouse.  However, nothing in this Agreement prohibits, limits or restricts, or shall be construed to prohibit, limit or restrict, Employee from exercising any legally protected whistleblower rights, without notice to or consent from the Company.

6.Return of Company Property.  The Employee represents that (s)he has returned all property of the Company, the Company Parties and their respective Affiliates in the Employee’s possession or control, including, but not limited to all hard copy or electronic documents and/or data, computer hardware (laptop, docking station, storage media, air cards, building access cards/fobs, cell phones, tablets, external hard drives, company issued keys, credit cards, USB flash drives, etc.), company-owned software, and Confidential Information. The Employee represents that (s)he has not retained or transferred any Company data or information outside of the Company and has deleted any Company data or information from any personal device, email account or cloud storage account.  The Employee represents that (s)he has provided to the Employee’s direct supervisor all current passwords to the Company’s equipment or online accounts utilized by the Employee.

7.Confidentiality Agreement.  The Employee understands and agrees that the Employee’s employment created a relationship of confidence and trust between the Employee and the Company with respect to all Confidential Information. Accordingly at all times during the Employee’s employment with the Company, the Employee had a duty to  keep in confidence and trust all such Confidential Information and not use or disclose any such Confidential Information without the written consent of the Company, except as was  necessary in the ordinary course of performing the Employee’s duties to the Company.  The Employee further understands and agrees that notwithstanding the termination of her/his employment with the Company, the Employee remains bound to keep in confidence and trust all such Confidential Information  and  expressly agrees not to hereafter use or disclose any such Confidential Information without the written consent of the Company.  As used in this Agreement, “Confidential Information” means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been developed by the management of the Company. Confidential Information includes information developed by the Employee in the course of the Employee’s employment by the Company, as well as other

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information to which the Employee may have accessed in connection with the Employee’s employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless the presence of such information in the public domain is due to breach of the Employee’s duties under this paragraph 7.

Nothing in this Agreement prohibits, limits or restricts, or shall be construed to prohibit, limit or restrict, the Employee from exercising any legally protected whistleblower rights, without notice to or consent from the Company.  The federal Defend Trade Secrets Act of 2016 immunizes employees against criminal and civil liability under federal or state trade secret laws – under certain circumstances – if the employee discloses a Trade Secret for the purpose of reporting a suspected violation of law.  Immunity is available if a trade secret is disclosed in either of these two circumstances: (1) in confidence, directly or indirectly to a government official (federal, state or local) or to a lawyer, solely for the purpose of reporting or investigating a suspected violation of law; or (2) in the complaint or other documents filed in a legal proceeding, so long as the document is filed “under seal” (meaning that it is not accessible to the public).

8.Legal and Equitable Remedies.  The Employee stipulates that the covenants contained herein are essential for the protection of the trade secrets, confidential business and technological information, relationships, and competitive position of the Company; that a breach of any covenant contained herein would cause the Company irreparable damage for which damages at law would not be an adequate remedy; and that, in addition to damages and other remedies to which the Company would otherwise be entitled, it will be entitled to whatever injunctive relief is appropriate for any such breach.  The Employee also agrees that the Employee will be responsible for attorney fees and other legal expenses incurred by the Company or its successors or assigns to enforce any of the covenants in paragraph 7 against the Employee provided the Company prevails in such action.  In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Employee commits a material breach of any of the provisions of paragraph 7, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction.  The term(s) of any covenant(s) in paragraph 7 will not run during any time in which the Employee is in violation of said covenant(s).  Notwithstanding the foregoing, a restriction or any portion thereof, contained in paragraph 7 is deemed to be unreasonable by a court of competent jurisdiction, the Employee and the Company agree that such restriction, or portion thereof, shall be modified in order to make it reasonable and shall be enforceable accordingly.

9.Consideration of Agreement by the Employee.

(a)The Company hereby advises the Employee and the Employee acknowledges that the Employee has been so advised, to consult with an attorney before executing this Agreement.

(b)The Employee acknowledges that, before entering into this Agreement, the Employee had twenty-one (21) calendar days after receipt of this Agreement (the “Consideration Period”) to consider this Agreement before signing it.  If the Employee signs this Agreement, the date on which he signs the Agreement shall be the “Execution Date.”  In the event the Employee executes and returns this Agreement prior to the end of the Consideration Period, he acknowledges that his decision to do so was voluntary and that he had the opportunity to consider this Agreement for the entire Consideration Period.

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(c)The Parties agree that this Agreement will not become effective until seven (7) calendar days after the Execution Date and that the Employee may, within seven (7) calendar days after the Execution Date, revoke the Agreement in its entirety by providing written notice to Brent Banwart, brentbanwart@Ferrellgas.com, at the Company.  If written notice of revocation is not received by the Company by the 8th day after the execution of this Agreement, this Agreement will become effective and enforceable on that day (the “Effective Date”).

10.Definition.  For the purposes of this Agreement, “Affiliate” means, with respect to any given entity, any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

11.Employee Agreement.  The Parties agree and affirm that the Employee Agreement entered July 29, 2021 (“Employee Agreement”) shall remain in full force and effect and Employee continues to be bound by its terms.

12.Assignment and Assumption. This Agreement shall be binding upon and inure to the benefit of the Company and any successor or assigns.  This Agreement shall also be binding and inure to the benefit of the Employee and his heirs.  This Agreement is not assignable by the Employee.  The Company may unilaterally assign its rights and obligations under this Agreement to any successor to Company’s rights and obligations hereunder as a result of any change in control, merger, consolidation, restructuring or reorganization or to any other successor to all or substantially all of the securities, business and/or assets of the Company or any of its affiliates, and the Employee shall continue to be bound by the terms and conditions of this Agreement.

13.Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Employee and the Company.  This Agreement contains the entire agreement of both parties about the subjects in it, and it replaces all prior or contemporaneous oral or written agreements, understandings, statements, representations, and promises by either party.  It may be modified or amended only by a writing signed by both parties. Should any provision of the Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of the Agreement.

14.Applicable Law.  To the extent permitted by federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Kansas without regard to conflicts of the law principles.  The spirit and intent of this Agreement is to terminate with finality any and all issues or claims existing between the Company and the Employee on the date hereof, whether known or unknown, and this Agreement will be interpreted in accordance with such spirit and intent.

15.Severability. To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification shall be

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accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

16.Third-Party Beneficiaries.  This Agreement shall inure to the benefit of the Company and each other Company Party, as each other Company Party shall be a third-party beneficiary of this Agreement.

17.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

The Employee represents and agrees that (s)he has fully read and understands the meaning of this Agreement and is voluntarily entering into this Agreement with the intention of giving up all claims against the Company and Company Parties.

FERRELLGAS, INC., a Delaware
Corporation, their General Partner

Date:	By:	Jim Ferrell
CEO and President, Ferrellgas
Name:
Title:

Date:
Dhiraj Cherian

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